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                                 EXHIBIT 10.55

                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY

                           FOR THE MOTOROLA BUILDING
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                AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY
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     THIS AGREEMENT FOR THE PURCHASE AND SALE OF PROPERTY (the "Agreement"), is
made and entered into as of the 23/rd/ day of February, 2000, by and between RYAN COMPANIES US, INC., a Minnesota corporation ("Seller") and WELLS CAPITAL, INC., a Georgia corporation ("Purchaser").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property (as hereinafter defined) subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein, the sum of Ten Dollars ($10.00) in hand paid by Purchaser to Seller at and before the sealing and delivery of these presents and for other good and valuable consideration, the receipt, adequacy, and sufficiency which are hereby expressly acknowledged by the parties hereto, the parties hereto do hereby covenant and agree as follows:

     1.   Purchase and Sale of Property. Subject to and in accordance with the
          -----------------------------
terms and provisions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller, the Property, which term "Property" shall mean and include the following:

          (a) the tenant's interest under that certain ASU Research Park Lease dated November 19, 1997, (the "Ground Lease")between Price-Elliot Research Park, Inc. ("Lessor"), as Landlord, and Seller, as Tenant in and to all that tract or parcel of land (the "Land") located in the Northeast quarter of Section 13, Township 1 South, Range 4 East of the Gila and Salt river Base and Meridian, Maricopa County, Arizona, containing approximately 12.44 acres, having an address of 8075 South River Parkway, Tempe, Arizona, and being more particularly described on Exhibit "A" hereto; and
                                          -----------

          (b) the tenant's interest under the Ground Lease in and to all rights, privileges, and easements appurtenant to the Land, including all water rights, mineral rights, reversions, or other appurtenances to said Land, and all right, title, and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley, or right-of-way, open or proposed, adjacent to or abutting the Land; and

          (c) the tenant's interest under the Ground Lease in and to all buildings, structures, and improvements situated on the Land, including, without limitation, that certain two story office building containing approximately 133,225 square feet of leasable space, the parking areas containing approximately 800 parking spaces and other amenities located on the Land, and all apparatus, built-in appliances, equipment, pumps, machinery, plumbing, heating, air conditioning, electrical and other fixtures located on the Land (all of which are herein collectively referred to as the "Improvements"); and

          (d) all personal property now owned by Seller and located on or to be located on or in, or used in connection with, the Land and Improvements ("Personal Property"); and
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          (e) all of Seller's right, title, and interest, as landlord or lessor, in and to that certain lease agreement with Motorola, Inc., a Delaware corporation (the "Tenant"), dated November 17, 1997, as amended by First Amendment to Lease dated November 17, 1999 (the"Lease"); and

          (f) all of Seller's right, title, and interest in and to the plans and specifications with respect to the Improvements and any guarantees, trademarks, rights of copyright, warranties, or other rights related to the ownership of or use and operation of the Land, Personal Property, or Improvements, all governmental licenses and permits, and all intangibles associated with the Land, Personal Property, and Improvements, including the name of the Improvements and the logo therefor, if any.

     2.   Earnest Money. Within two (2) business days after the full execution
          -------------
of this Agreement, Purchaser shall deliver to Old Republic Title Agency ("Escrow Agent"), whose offices are at 3200 North Central Avenue, Suite 100, Phoenix, AZ 85012, Purchaser's check, payable to Escrow Agent, in the amount of $100,000 (the "Earnest Money"), which Earnest Money shall be held and disbursed by Escrow Agent in accordance with this Agreement. The Earnest Money shall be paid by Escrow Agent to Seller at Closing (as hereinafter defined) and shall be applied as a credit to the Purchase Price (as hereinafter defined), or shall otherwise be paid to Seller or refunded to Purchaser in accordance with the terms of this Agreement. All interest and other income from time to time earned on the Earnest Money shall belong to Purchaser and shall be disbursed to Purchaser at any time or from time to time as Purchaser shall direct Escrow Agent. In no event shall any such interest or other income be deemed a part of the Earnest Money.

     3.   Purchase Price. Subject to adjustment and credits as otherwise
          --------------
specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Property shall be SIXTEEN MILLION AND 00/100 DOLLARS ($16,000,000.00). The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) by (a) the execution and delivery of a purchase money promissory note in the amount of $5,000,000.00, bearing interest at the rate of nine percent (9%) per annum, payable in installments of interest only beginning 30 days after Closing and on the same day of each month thereafter with the outstanding balance being due and payable on or before the first anniversary of Closing and allowing for prepayment at any time (the "Note") and (b) the balance by cashier's check or by wire transfer of immediately available federal funds, less the amount of Earnest Money and subject to prorations, adjustments and credits as otherwise specified in this Agreement. The Note shall be secured by a purchase money deed of trust (the "Mortgage"), which shall be a first lien on the Property. The parties shall agree upon the form of the Note and Mortgage on or before the end of the Inspection Period (as hereinafter defined).

     4.   Purchaser's Inspection and Review Rights. Subject to the rights of the
          ----------------------------------------
Tenant, Purchaser and its agents, engineers, or representatives, with Seller's reasonable, good faith cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time. Purchaser hereby agrees to hold Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege, and Purchaser further agrees to repair any damage to the Property caused by the exercise of such privilege. At all reasonable times prior to the Closing (as hereinafter defined), Seller shall

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make available to Purchaser, or Purchaser's agents and representatives, for review and copying, all books, records, and files in Seller's possession relating to the ownership and operation of the Property, including, without limitation, title matters, surveys, tenant files, service and maintenance agreements, and other contracts, books, records, operating statements, and other information relating to the Property. Seller further agrees to in good faith assist and cooperate with Purchaser in coming to a thorough understanding of the books, records, and files relating to the Property. Seller further agrees to provide to Purchaser (to the extent the same have not previously been provided to Purchaser) prior to the date which is five (5) days after the effective date of this Agreement (a) the most current boundary and "as-built" surveys of the Land and Improvements and any title insurance policies, appraisals, occupancy permits, building inspection reports and environmental reports relating thereto and in the possession or under the control of Seller, and (b) a statement setting forth all revenues from the Property and setting forth all costs and expenses of operating, maintaining, and repairing the Property (and the costs of replacing component parts thereof) incurred by Seller, in each case during the entire period from September 1, 1998, through January 31, 2000, which statement shall be certified by Seller to the best of Seller's knowledge after diligent inquiry and review of records, to be complete and accurate in all material respects. Seller acknowledges that Purchaser may be required by the Securities and Exchange Commission to file audited financial statements for one to three years with regard to the Property. At no cost or liability to Seller, Seller shall (i) cooperate with Purchaser, its counsel, accountants, agents, and representatives, provide them with access to Seller's books and records with respect to the ownership, management, maintenance, and operation of the Property for the applicable period, and permit them to copy the same, (ii) execute a form of "rep" letter in form and substance reasonably satisfactory to Seller, and
(iii) furnish Purchaser with such additional information concerning the same as Purchaser shall reasonably request. Purchaser will pay the costs associated with any such audit.

     5.   Special Condition to Closing. Purchaser shall have thirty (30) days
          ----------------------------
from the effective date of this Agreement (the "Inspection Period") to make investigations, examinations, inspections, market studies, feasibility studies, lease reviews, and tests relating to the Property and the operation thereof in order to determine, in Purchaser's sole opinion and discretion, the suitability of the Property for acquisition by Purchaser. Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice to Seller of such election to terminate. In the event Purchaser so elects to terminate this Agreement, Seller shall be entitled to receive and retain the sum of Twenty-Five Dollars ($25.00) of the Earnest Money, and the balance of the Earnest Money shall be promptly refunded by Escrow Agent to Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of $25.00 is good and adequate consideration for the termination rights granted to Purchaser hereunder.

     6.   General Conditions Precedent to Purchaser's Obligations Regarding the
          ---------------------------------------------------------------------
Closing. In addition to the conditions to Purchaser's obligations set forth in
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Paragraph 5 above, the obligations and liabilities of Purchaser hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions, any of which may be waived by written notice from

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Purchaser to Seller:

          (a) Seller shall have complied in all material respects with and otherwise performed in all material respects each of the covenants and obligations of Seller set forth in this Agreement, as of the date of Closing (as hereinafter defined).

          (b) All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of Closing.

          (c) There shall have been no adverse change to the title to the Property which has not been cured and the Title Company (as hereinafter defined) shall have issued the Title Commitment (as hereinafter defined) on the Land and Improvements without exceptions other than as described in paragraph 7 and the Title Company shall be prepared to issue to Purchaser upon the Closing a leasehold owner's title insurance policy on the Land and Improvements pursuant to such Title Commitment.

          (d) Purchaser shall have received the Tenant Estoppel Certificate referred to in Paragraph 9(c) hereof, duly executed by the Tenant at least five (5) days prior to the end of the Inspection Period.

          (e) Purchaser shall have received the Lessor Estoppel Certificate referred to in Paragraph 9(d) hereof, duly executed by the Lessor at least five (5) days prior to the end of the Inspection Period.

     7.   Title and Survey.  Seller covenants and agrees that Seller, at its
          ----------------
sole cost and expense, shall, on or before ten (5) days after the Effective Date of this Agreement, cause Old Republic National Title Insurance Company, or such other such title insurance company acceptable to Purchaser (herein referred to as the "Title Company"), to deliver to Purchaser its commitment (herein referred to as the "Title Commitment") to issue to Purchaser, upon the recording of the Assignment and Assumption of ASU Research Park Lease, the payment of the Purchase Price, and the payment to the Title Company of the policy premium therefor, an owner's policy of title insurance, in the amount of the Purchase Price, insuring good and marketable record title to the Property to be in Purchaser subject only to the Permitted Exceptions (as hereinafter defined), with affirmative coverage over any mechanic's, materialman's and subcontractor's liens and with full extended coverage over all general exceptions, and containing the following endorsements: zoning (including affirmative coverage against any violations of recorded covenants and restrictions), survey, and access. Such Title Commitment shall not contain any exception for rights of parties in possession other than an exception for the right of the Tenant under the Lease. If the Title Commitment shall contain an exception for the state of facts which would be disclosed by a survey of the Property or an "area and boundaries" exception, the Title Commitment shall provide that such exception will be deleted upon the presentation of an ALTA/ASCM survey acceptable to Title Company, in which case the Title Commitment shall be amended to contain an exception only for the matters shown on the as-built survey which Seller shall obtain at its sole cost and expense for the benefit of Purchaser. Said survey shall include a certification that the Property is zoned in a classification which will permit the operating of the Property as an office building and any conditions to the granting of such zoning have been satisfied. Seller shall also cause to be

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delivered to Purchaser together with such Title Commitment, legible copies of all documents and instruments referred to therein. Purchaser, upon receipt of the Title Commitment and the copies of the documents and instruments referred to therein, shall then have ten (10) days during which to examine the same, after which Purchaser shall notify Seller of any defects or objections affecting the marketability of the title to the Property. Seller shall then have until the Closing to cure such defects and objections and shall, in good faith, exercise reasonable diligence to cure such defects and objections.

     8.   Representations and Warranties of Seller. Seller hereby makes the
          ----------------------------------------
following representations and warranties to Purchaser, each of which shall be deemed material:

          (a) Lease. Seller has delivered to Purchaser a true, correct and
              -----
     complete copy of the Lease, together with all modifications and amendments thereto herein referred. Seller is the "landlord" under the Lease and owns unencumbered legal and beneficial title to the Lease and the rents and other income thereunder, subject only to the collateral assignment of the Lease and the rents thereunder in favor of the holder of an existing mortgage or deed of trust encumbering the Property, which mortgage or deed of trust shall be canceled and satisfied by Seller at the Closing. The term of the Lease commenced on August 17, 1998, and expires on August 31, 2005. The Tenant currently leases and occupies 100% of the rentable area of the Improvements.

          (b) Lease - Assignment. To the best of Seller's knowledge, the
              ------------------
Tenant has not assigned its interest in the Lease or sublet any portion   of the
premises leased to the Tenant under the Lease.

          (c) Lease - Default. (i) Seller has not received any notice of
              ---------------
     termination or default under the Lease, (ii) there are no existing or uncured defaults by Seller or by the Tenant under the Lease, (iii) to the best of Seller's knowledge, there are no events which with the passage of time or notice, or both, would constitute a default by Seller or by the Tenant, and Seller has complied with each and every undertaking, covenant, and obligation of Seller under the Lease, and (iv) Tenant has not asserted any defense, set-off, or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent, or other charges pursuant to the Lease.

          (d) Lease - Rents and Special Consideration. Tenant: (i) has not
              ---------------------------------------
     prepaid rent for more than the current month under the Lease, (ii) has not received and is not entitled to receive any rent concession in connection with its tenancy under the Lease other than as described in the Lease,
     (iii) is not entitled to any special work (not yet performed), or consideration (not yet given) in connection with its tenancy under the Lease, and (iv) does not have any deed, option, or other evidence of any right or interest in or to the Property, except for the Tenant's tenancy as evidenced by the express terms of the Lease.

          (e) Lease - Commissions. No rental, lease, or other commissions with
              -------------------
     respect to the Lease are payable to Seller, any partner of Seller, any party affiliated with or related to Seller or any partner of Seller or any third party whatsoever. All commissions payable under, relating to, or as a result of the Lease have been cashed-out and paid and

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    satisfied in full by Seller or by Seller's predecessor in title to the
    Property.

          (f) Lease - Acceptance of Premises. (i) Tenant has accepted its leased
              ------------------------------
     premises located within the Property, including any and all work performed therein or thereon pursuant to the Lease, (ii) Tenant is in full and complete possession of its premises under the Lease, and (iii) Seller has not received notice from the Tenant that the Tenant's premises are not in full compliance with the terms and provisions of Tenant's Lease or are not satisfactory for Tenant's purposes.

          (g) No Other Agreements. Other than the Lease and the Permitted
              -------------------
     Exceptions, there are no leases, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, to which Seller is a party and that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Property.

          (h) No Litigation. There are no actions, suits, or proceedings
              -------------
     pending, or, to the best of Seller's knowledge, threatened by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property, nor does Seller know of any basis for such action. Seller has no knowledge of any pending or threatened application for changes in the zoning applicable to the Property or any portion thereof.

          (i) Condemnation. No condemnation or other taking by eminent domain of
              ------------
     the Property or any portion thereof has been instituted and, to the best of Seller's knowledge, there are no pending or threatened condemnation or eminent domain proceedings (or proceedings in the nature or in lieu thereof) affecting the Property or any portion thereof or its use.

          (j) Proceedings Affecting Access. The Property is served by curb
              ----------------------------
cuts for direct vehicular access to and from Research Drive and South River Parkway adjoining the Property. Said street(s) are public streets. There are no pending or, to the best of Seller's knowledge, threatened proceedings that could have the effect of impairing or restricting access between the Property and either of such adjacent public roads.

          (k) Intentionally Omitted.
              ----------------------

          (l) Conditions of Improvements.  Seller is not aware of any structural
              --------------------------
     or other defects, in the Improvements. The heating, ventilating, air conditioning, electrical, plumbing, water, elevator(s), roofing, storm drainage and sanitary sewer systems at or servicing the Land and Improvements are, to the best of the Seller's knowledge, in good condition and working order and Seller is not aware of any defects or deficiencies, latent or otherwise, therein. The Improvements have been constructed in compliance with applicable provisions of the Lease, Ground Lease, ABR Lease, City of Tempe building regulations, and any recorded covenants, conditions and restrictions.

          (m) Certificates. To the best of Seller's knowledge, there are
              ------------


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     presently in effect permanent certificates of occupancy,licenses, and permits as may be required for the Property, and the present use and occupation of the Property is in compliance and conformity with the certificates of occupancy and all licenses and permits. There has been no notice or request of any municipal department, insurance company or board of fire underwriters (or organization exercising functions similar thereto), or mortgagee directed to Seller and requesting the performance of any work or alteration to the Property which has not been complied with.

          (n) Violations. To the best of Seller's knowledge, there are no
              ----------
     violations of law, municipal or county ordinances, or other legal requirements with respect to the Property, and the Improvements thereon comply with all applicable legal requirements with respect to the use, occupancy, and construction thereof. The Property is zoned in a classification which permits the use thereof in the present manner. The Property is not located in a flood hazard area.

          (o) Underlying Leases. Seller has delivered to Purchaser a true,
              -----------------
     correct and complete copy of the Ground Lease and the Arizona State University Ground Lease between The Arizona Board of Regents acting for and on behalf of Arizona State University, as landlord, and Lessor, as tenant (the "ABR Lease", dated October 8, 1984, and all amendments thereto (the "Underlying Leases"). (i) Seller has not received any notice of termination or default under the Underlying Leases, (ii) to the best of Seller's knowledge, there are no existing or uncured defaults by any party to the Underlying Leases, (iii) Seller has no direct obligation under the ABR Lease, and (iv) Sellers only obligations under the Ground Lease are to pay
     (A) rent in the amount of $20,320.44 per month (increasing to $29,803.31 per month on January 1, 2012, and thereafter further increasing as provided therein), which amount is not passed through to the Tenant; (B) a Municipal Service Fee, currently estimated to be $977.04 per month, which amount is passed through to the Tenant; (c) Common Area Maintenance charges, currently estimated to be $3,925.71 per month, which amount is passed through to Tenant, and (d) insurance, the cost of which is passed through to Tenant.

          (p) Bankruptcy. Seller is "solvent" as said term is defined by
              ----------
     bankruptcy law and has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

          (q) Pre-existing Right to Acquire.  No person or entity has any right
              -----------------------------
     or option to acquire the Property or any portion thereof which will have any force or effect after the execution of this Agreement, other than Purchaser.

          (r) Effect of Certification. To the best of Seller's knowledge,
              -----------------------
     neither this Agreement nor the transactions contemplated herein will constitute a breach or violation of, or default under, or will be

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modified, restricted, or precluded by the Lease or the Permitted Exceptions.

          (s) Authorization. Seller is a duly organized and validly existing
              -------------
     corporation under the laws of the State of Minnesota. This Agreement has been duly authorized and executed on behalf of Seller and constitutes the valid and binding agreement of Seller, enforceable in accordance with its terms, and all necessary action on the part of Seller to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

          (t) Seller Not a Foreign Person. Seller is not a "foreign person"
              ---------------------------
     which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

          (u) Hazardous Substances. Seller hereby warrants and represents,
              --------------------

     to the best of Seller's knowledge, and except as otherwise disclosed in that certain Phase I Environmental Site Assessment of Lots 35, 36 & 37, ASU Research Park, by Liesch Southwest, Inc., dated September 22, 1998, that
     (i) no "hazardous substances", as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et. seq., the Resource Conservation and Recovery
                             --  ---
     Act, as amended, 42 U.S.C. Section 6901 et. seq., and the rules and
                                             --  ---
     regulations promulgated pursuant to these acts, any so-called "super-fund" or "super-lien" laws or any applicable state or local laws, nor any other pollutants, toxic materials, or contaminants have been or shall prior to Closing be discharged, disbursed, released, stored, treated, generated, disposed of, or allowed to escape on the Property, (ii) no asbestos or asbestos containing materials have been installed, used, incorporated into, or disposed of on the Property, (iii) no polychlorinated biphenyls are located on or in the Property, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils, or any other device or form, (iv) no underground storage tanks are located on the Property or were located on the Property and subsequently removed or filled, (v) no investigation, administrative order, consent order and agreement, litigation, or settlement with respect to Hazardous Substances is proposed, threatened, anticipated or in existence with respect to the Property, and
     (vi) the Property has not previously been used as a landfill, cemetery, or as a dump for garbage or refuse. Seller hereby indemnifies Purchaser and holds Purchaser harmless from and against any loss, cost, damage, liability or expense due to or arising out of the breach of any representation or warranty contained in this Paragraph.

EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY HEREIN, PURCHASER IS ACQUIRING THE PROPERTY IN ITS "AS IS" CONDITION AS OF THE DATE OF THE CLOSING.

     9.   Seller's Additional Covenants.  Seller does hereby further covenant
          -----------------------------
and agree as follows:

          (a) Operation of Property.  Seller hereby covenants that, from the
              ---------------------
     date of this Agreement up to and including the date of Closing, Seller shall: (i) not negotiate with any third party respecting the sale of the Property or any interest therein, (ii) not modify, amend, or terminate the Lease or Ground Lease, or enter into any new lease, contract, or other agreement respecting the Property, (iii) not grant or otherwise create or consent to the creation of any easement, restriction, lien, assessment, or encumbrance respecting the Property, and (iv) cause the Property to be operated, maintained, and repaired in the same manner as the Property is currently being operated, maintained, and repaired.

          (b) Preservation of Lease and Ground Lease. Seller shall, from and
              --------------------------------------
     after the date of this Agreement to the date of Closing, use its good faith efforts to perform and discharge all of the duties and obligations and shall otherwise comply with every covenant and agreement of the landlord under the Lease and of the tenant under the Ground Lease, at Seller's expense, in the manner and within the time limits required thereunder. Furthermore, Seller shall, for the same period of time, use diligent and good faith efforts to cause the Tenant under the Lease to perform all of its duties and obligations and otherwise comply with each and every one of its covenants and agreements under such Lease and shall take such actions as are reasonably necessary to enforce the terms and provisions of the Lease.

          (c) Tenant Estoppel Certificate.  At least five (5) days prior to
              ---------------------------
     expiration of the Inspection Period, Seller shall obtain and deliver to Purchaser a fully completed estoppel certificate with respect to the Lease in substantially the form of Exhibit "B" (the "Tenant Estoppel
                                  -----------
     Certificate"), duly executed by the Tenant thereunder. The Tenant Estoppel Certificate shall be executed as of a date not more than thirty (30) days prior to Closing.

          (d) Lessor Estoppel Certificate.  At least five (5) days prior
              ---------------------------

     to expiration of the Inspection Period, Seller shall obtain and deliver to Purchaser a fully completed estoppel certificate with respect to the Ground Lease in substantially the form of Exhibit "C" (the "Lessor Estoppel
                                        -----------
     Certificate"), duly executed by the Lessor thereunder. The Lessor Estoppel Certificate shall be executed as of a date not more than thirty (30) days prior to Closing.

          (e) Insurance. From and after the date of this Agreement to the date
              ---------
     and time of Closing, Seller shall, at its expense, continue to maintain the all risk fire and extended coverage insurance policy covering the Property which is currently in force and effect.

     10.  Closing.  Provided that all of the conditions set forth in this
          -------
Agreement are theretofore fully satisfied or performed, it being fully understood and agreed, however, that Purchaser may expressly waive in writing, at or prior to Closing, any conditions that are unsatisfied or unperformed at such time, the consummation of the sale by Seller and purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held at 2:00 p.m., local time, on the first business day which is at least five (5) days after the end of the Inspection Period, at the offices of Escrow Agent, or at such earlier time as shall be designated by Purchaser in a written notice to Seller not less than two (2) business days prior to Closing.

     11.  Seller's Closing Documents.  For and in consideration of, and as a
          --------------------------
condition precedent to, Purchaser's delivery to Seller of the Purchase Price described in Paragraph 3 hereof, Seller shall obtain or execute, at Seller's

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

expense, and deliver to Purchaser at Closing the following documents (all of which shall be duly executed, acknowledged, and notarized where required and shall survive the Closing):

          (a) Assignment and Assumption of Ground Lease.  An Assignment and
              -----------------------------------------
     Assumption of Ground Lease in substantially the form of Exhibit "D";
                                                             ----------

          (b) Bill of Sale. A Bill of Sale conveying to Purchaser marketable
              ------------
     title to the Personal Property in the form and substance of Exhibit "E";
                                                                 -----------

          (c) Blanket Transfer. A Blanket Transfer and Assignment in the form
              ----------------
     and substance of Exhibit "F";
                      ----------

          (d) Assignment and Assumption of Lease. An Assignment and Assumption
              ----------------------------------
     of Lease in the form and substance of Exhibit "G", assigning to Purchaser
                                           -----------
     all of Seller's right, title, and interest in and to the Lease and the rents thereunder (and which shall provide among other things that Seller shall remain liable for its environmental indemnity to Tenant under the Lease);

          (e) Seller's Affidavit. A customary seller's affidavit in the form
              ------------------
     required by the Title Company to satisfy the requirements of its commitment and the endorsements contemplated by paragraph 7 hereof;

          (f) FIRPTA Certificate. A FIRPTA Certificate in such form as Purchaser
              ------------------
     shall reasonably approve;

          (g) Certificates of Occupancy. The original Certificates of occupancy
              -------------------------
     for all space within the Improvements;

          (h) Marked Title Commitment. The Title Commitment, marked to change
              -----------------------
     the effective date thereof through the date and time of recording the Assignment and Assumption of Ground Lease, to reflect that Purchaser is vested with a subleasehold interest in the Land and the Improvements, and to reflect that all requirements for the issuance of the final title policy pursuant to such Title Commitment have been satisfied;

          (i) Keys and Records. All of the keys to any doors or locks on the
              ----------------
     Property and the original tenant files and other books and records relating to the Property in Seller's possession;

          (j) Tenant Notice. Notice from Seller to the Tenant of the sale of the
              -------------
     Property to Purchaser in such form as Purchaser shall reasonably approve;

          (k) Settlement Statement. A settlement statement setting forth the
              --------------------
     amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

          (l)  Other Documents. Such other documents as shall be reasonably
               ---------------
required by Purchaser's counsel.

     12.  Purchaser's Closing Documents. Purchaser shall obtain or execute and
          -----------------------------
deliver to Seller at Closing the following documents, all of which shall be duly executed and acknowledged where required and shall survive the

Closing:

          (a) Assignment and Assumption of Ground Lease. The Assignment
              -----------------------------------------
and Assumption of Ground Lease;

          (b) Blanket Transfer. The Blanket Transfer and Assignment;
              ----------------

          (c) Assignment and Assumption of Lease. The Assignment and Assumption
              ----------------------------------
of Lease;

          (d) Settlement Statement. A settlement statement setting forth the
              --------------------
amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

          (e) Note. The Note;
              ----

          (f) Mortgage. The Mortgage; and
              --------

          (g) Other Documents. Such other documents as shall be reasonably
              ---------------
required by Seller's counsel.

     13.  Closing Costs. Seller shall pay the cost of the Title Commitment,
          -------------
including the cost of the examination of title to the Property made in connection therewith, the premium for the owner's policy of title insurance issued pursuant thereto, the cost of any transfer or documentary tax imposed by any jurisdiction in which the Property is located, the cost of the as-built survey, the attorneys' fees of Seller, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the cost of recording the Mortgage, the attorneys' fees of Purchaser, and all other costs and expenses incurred by Purchaser in closing and consummating the purchase and sale of the Property pursuant hereto. Each party shall pay one-half of any escrow fees.

     14.  Prorations.  The following items shall be prorated and/or credited
          ----------
between Seller and Purchaser as of Midnight preceding the date of Closing:

          (a) Rents. Rents, additional rents, and other income of the Property
              -----
     (other than security deposits, which shall be assigned and paid over to Purchaser) collected by Seller from Tenant for the month of Closing. Purchaser shall also receive a credit against the Purchase Price payable by Purchaser to Seller at Closing for any rents or other sums (not including security deposits) prepaid by Tenant for any period following the month of Closing, or otherwise. All rents and other amounts paid by Seller pursuant to the Ground Lease for the month of Closing.

          (b) Property Taxes. To the extent the same are not paid by Tenant,
              --------------
     City, state, county, and school district ad valorem taxes based on the ad valorem tax bills for the Property, if then available, or if not, then on the basis of the latest available tax figures and information. Should such proration be based on such latest available tax figures and information and prove to be inaccurate upon receipt of the ad valorem tax bills for the Property for the year of Closing, either Seller or Purchaser, as the case may be, may demand at any time after Closing a payment from the other correcting such malapportionment. In addition, if after Closing there is an adjustment or reassessment by any governmental authority with respect to, or affecting, any ad valorem taxes for the Property for the year of Closing or any prior year, any additional tax payment for the Property required to be paid with respect to the year of Closing shall be prorated between Purchaser and Seller and any such additional tax payment for the Property for any year prior to the year of Closing shall be paid by Seller. This agreement shall expressly survive the Closing.

          (c) Utility Charges. Except for utilities which are the responsibility
              ---------------
     of Tenant, Seller shall pay all utility bills received prior to Closing and shall be responsible for utilities furnished to the Property prior to Closing. Purchaser shall be responsible for the payment of all bills for utilities furnished to the Property subsequent to the Closing. Seller and Purchaser hereby agree to prorate and pay their respective shares of all utility bills received subsequent to Closing, which agreement shall survive Closing.

     15.  Purchaser's Default. In the event of default by Purchaser under the
          -------------------
terms of this Agreement, Seller's sole and exclusive remedy shall be to receive the Earnest Money as liquidated damages and thereafter the parties hereto shall have no further rights or obligations hereunder whatsoever. It is hereby agreed that Seller's damages will be difficult to ascertain and that the Earnest Money constitutes a reasonable liquidation thereof and is intended not as a penalty, but as fully liquidated damages. Seller agrees that in the event of default by Purchaser, it shall not initiate any proceeding to recover damages from Purchaser, but shall limit its recovery to the retention of the Earnest Money.

     Seller's Initial /s/ DB            Purchaser's Initials /s/ LW
                      -----------------                      -----------------

     16.  Seller's Default.  In the event of default by Seller under the terms
          ----------------
of this Agreement, including, without limitation, the failure of Seller to cure any title defects or objections, except as otherwise specifically set forth herein, at Purchaser's option: (i) if any such defects or objections arose by, through, or under Seller or if any such defects or objections consist of taxes, mortgages, deeds of trust, deeds to secure debt, mechanic's or materialman's liens, or other such monetary encumbrances, Purchaser shall have the right to cure such defects or objections, in which event the Purchase Price shall be reduced by an amount equal to the costs and expenses incurred by Purchaser in connection with the curing of such defects or objections, and upon such curing, the Closing hereof shall proceed in accordance with the terms of this Agreement; or (ii) Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller, whereupon Escrow Agent shall promptly refund all Earnest Money to Purchaser, and Purchaser and Seller shall have no further rights, obligations, or liabilities hereunder, except as may be expressly provided to the contrary herein; or (iii) Purchaser shall have the right to accept title to the Property subject to such defects and objections with no reduction in the Purchase Price, in which event such defects and objections shall be deemed "Permitted Exceptions"; or (iv) Purchaser may elect to seek specific performance of this Agreement.

     17.  Condemnation.  If, prior to the Closing, all or any part of the
          ------------
Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser immediate written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within thirty (30) days of the receipt of such notice from Seller, elect to cancel this Agreement. If Purchaser chooses to cancel this Agreement in accordance with this Paragraph 17, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect. If Purchaser does not elect to cancel this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards that have been or that may thereafter be made for such taking.

     18.  Damage or Destruction.  If any of the Improvements shall be destroyed
          ---------------------
or damaged prior to the Closing, and the estimated cost of repair or replacement exceeds $100,000.00 or if the Lease shall terminate as a result of such damage, Purchaser may, by written notice given to Seller within twenty (20) days after receipt of written notice from Seller of such damage or destruction, elect to terminate this Agreement, in which event the Earnest Money shall immediately be returned by Escrow Agent to Purchaser and except as expressly provided herein to the contrary, the rights, duties, obligations, and liabilities of all parties hereunder shall immediately terminate and be of no further force or effect. If Purchaser does not elect to terminate this Agreement pursuant to this Paragraph 18, or has no right to terminate this Agreement (because the damage or destruction does not exceed $100,000.00 and the Lease remains in full force and effect), and the sale of the Property is consummated, Purchaser shall be entitled to receive all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller pursuant to Paragraph 9(d) hereof (less amounts of insurance theretofore received and applied by Seller to restoration). If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments to ensure that Purchaser shall receive all of Seller's right, title, and interest in and under said insurance proceeds.

     19.  Assignment.  Purchaser's rights and duties under this Agreement shall
          ----------
not be assignable except to an affiliate of Purchaser without the consent of Seller which consent shall not be unreasonably withheld.

     20.  Broker's Commission.  Seller has by separate agreement agreed to pay a
          -------------------
brokerage commission to CB Commercial Real Estate Group (the "Broker"). Purchaser and Seller hereby represent each to the other that they have not discussed this Agreement or the subject matter hereof with any real estate broker or agent other than Broker so as to create any legal right in any such broker or agent to claim a real estate commission with respect to the conveyance of the Property contemplated by this Agreement. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller, including any claim asserted by Brokers and any broker or agent claiming under Broker. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim, whether or not meritorious, for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser, except any such claim asserted by Broker and any broker or agent claiming under Broker. This Paragraph 21 shall survive the Closing or any termination of this Agreement.

     21.  Notices.  Wherever any notice or other communication is required or
          -------
permitted hereunder, such notice or other communication shall be in writing and shall be delivered by telecopy, overnight courier, by hand, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:


     PURCHASER:          c/o Wells Capital, Inc.
                         6200 The Corners Parkway, Suite 250
                         Norcross, Georgia 30092
                         Attn: Chief Investment Officer

     with a copy to:     O'Callaghan & Stumm LLP
                         127 Peachtree Street, N. E., Suite 1330
                         Atlanta, Georgia 30303
                         Attn: William L. O'Callaghan, Esq.

     SELLER:             Ryan Companies US, Inc.
                         700 International Centre
                         900 Second Avenue South
                         Minneapolis, MN 55402-3387
                         Attn: Timothy M. Gray

     with a copy to :    Ryan Companies US, Inc.
                         700 International Centre
                         900 Second Avenue South
                         Minneapolis, MN 55402-3387
                         Attn: Dennis Buratti

Any notice or other communication mailed as herein above provided shall be deemed effectively given or received on the date of delivery, if delivered by telecopy, hand or by overnight courier, or otherwise on the third (3rd) business day following the postmark date of such notice or other communication.

     22.  Possession.  Possession of the Property shall be granted by Seller to
          ----------
Purchaser on the date of Closing, subject only to the Lease and the Permitted Exceptions.

     23.  Time Periods.  If the time period by which any right, option, or
          ------------
election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

     24.  Survival of Provisions.  All covenants, warranties, and agreements set
          ----------------------
forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to, or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement for a period of two years from Closing except with respect to paragraphs 8(u) and 32 which shall survive for an unlimited time.

     25.  Severability.  This Agreement is intended to be performed in
          ------------
accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

     26.  Authorization. Purchaser represents to Seller that this Agreement has
          -------------
been duly authorized and executed on behalf of Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms, and all necessary action on the part of Purchaser to authorize the transactions herein contemplated has been taken, and no further action is necessary for such purpose.

     27.  General Provisions. No failure of either party to exercise any power
          ------------------
given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon the parties hereto unless such amendment is in writing and executed by all parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Arizona. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

     29.  Effective Date.  The "effective date" of this Agreement shall be
          --------------
deemed to be the date set forth in the preamble of this Agreement.

     30.  Contingency Regarding Other Contracts. Simultaneously with the
          -------------------------------------
execution hereof, the parties have entered into other purchase agreements which are listed on Exhibit "H" hereto, and it shall be a condition of the parties obligations hereunder that the closings with respect to the properties described therein shall occur simultaneously with the closing herein.

     31.  Duties as Escrow Agent.  In performing its duties hereunder, Escrow
          ----------------------
Agent shall not incur any liability to anyone for any damages, losses or expenses, except for its gross negligence or willful misconduct, and it shall accordingly not incur any such liability with respect to any action taken or omitted in good faith upon advice of its counsel or in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and accuracy of any information contained therein that Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person and to conform to the provisions of this Agreement. Seller and Purchaser hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and legal fees and disbursements, that may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance or performance of its duties hereunder as escrow agent, including without limitation, any litigation arising out of this Agreement. If any dispute shall arise between Seller and Purchaser sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of the clerk of the Court for the county in which the Property is located or the clerk for the United States District Court having jurisdiction over the county in which the Property is located, any or all money (less any sums required to pay Escrow Agent's attorneys' fees in filing such action), property or documents in its hands relating to this Agreement, together with such pleadings as it shall deem appropriate, and thereupon be discharged from all further duties under this Agreement. Seller and Purchaser shall bear all costs and expenses of any such legal proceedings.

     32.  Expansion.  If Buyer proposes to expand the building which is a part
          ---------
of the Property, it will negotiate in good faith with Seller to provide design/build services with respect to such expansion and will contract with Seller for such work if its proposal therefor is competitive and is otherwise approved by the Tenant.

            [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

               "SELLER":

               RYAN COMPANIES US, INC.

               By:  /s/ Dennis Buratti
                    ___________________________________

               Its: Vice President

               "PURCHASER":

               WELLS CAPITAL, INC.

               By:  /s/ Leo F. Wells
                    _____________________________________

               Its: President

               "ESCROW AGENT":

               OLD REPUBLIC TITLE AGENCY

               By:  /s/ Gary Johnson
                    _______________________________

               Its: Vice President 2/24/00